CHICAGO AND NORTH WESTERN HOLDINGS CORP.
                    DIRECTORS' PENSION AND RETIREMENT SAVINGS PLAN


                                      Section 1

                                     Introduction

              1.1 The Plan and Its Effective Date. The Chicago and North Western Holdings Corp. Directors' Pension and Retirement Savings Plan (the "Plan") is hereby established by Chicago and North Western Holdings Corp. (the "Company") effective January 1, 1994.

              1.2 Purpose. The purpose of the Plan is to permit each non-employee member of the Board of Directors ("Participating Director") to elect deferral of any or all of his fees on a deferred, unfunded basis.


                                      Section 2

                                       Benefits

              2.1 Elected Deferred Benefits. Each Participating Director may elect in accordance with Section 2.7 to defer all or any part of his fees ("Elected Deferred Benefits") into the Plan. To the extent fees are deferred under the Plan, such fees shall not be eligible for deferral under any other Plan sponsored by the Company.

              2.2 Matching Credits. The Company shall credit each Participating Director's account with an amount equal to fifty percent (50%) of the Participating Director's Elected Deferred Benefits for the calendar year ("Matching Credits").

              2.3 Deferred Fee Account. Elected Deferred Benefits and Matching Credits shall be credited to an account ("Deferred Fee Account") of each Participating Director on a quarterly basis on the date such fees would have been paid in the absence of a Deferral Election. Amounts credited to the Deferred Fee Account of each Participating Director shall be expressed in terms of shares (including fractional shares) of common stock of the Company ("Stock"). Such number of shares of Stock shall be determined by calculating the number of shares of Stock which could have been purchased had such Elected Deferred Benefits and the associated Matching Credits been used to purchase Stock on the day such amounts were credited to the Participating
          Director's Deferred Fee Account. The number of shares to be credited to a Participating Director's Deferred Fee Account shall be determined using the value of the Stock as provided in Section
          2.4. Furthermore, for each dividend paid on Stock, each Participating Director's Deferred Fee Account shall be credited with an additional amount, equal to the number of shares of Stock (including fractional shares) which could be purchased if the dividend paid on Stock were paid with respect to the number of





          shares of Stock (including fractional shares) credited to the Participating Director's Deferred Fee Account and were invested in additional Stock on the date of payment of the dividends paid on Stock.

              2.4 Value of the Stock. The market value of the Stock for purposes hereof on any date shall be the closing price of the Stock on the New York Stock Exchange Composite Tape on such date (or if quotations for the Stock are not reported on the New York Stock Exchange Composite Tape on that date, the closing price of the Stock on the New York Stock Exchange Composite Tape on the first day following such date on which such quotations are so reported).

              2.5 Payment of Benefits. A Participating Director's Deferred Fee Account shall be paid to the Participating Director promptly after he ceases to be a member of the Board of Directors. In the event of the Participating Director's death, his Deferred Fee Account shall be paid to the beneficiaries designated by the Participating Director in writing to the Secretary of the Board of Directors or, if the Participating Director fails to designate beneficiaries, or if all such beneficiaries predecease the Participating Director, to the Participating Director's surviving spouse, and if there is no surviving spouse then to the Participating Director's estate promptly after the date of the Participating Director's death. All payments shall be made in cash in an amount equal to the product of (i) the total number of shares of Stock (including fractional shares) credited to the Participating Director's Deferred Fee Account on the date such amount is to be paid multiplied by (ii) the market value of the Stock as determined under Section 2.4.

              2.6 Funding. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. The Company may in its discretion form a trust for the payment of benefits under the Plan. The assets of such trust, if any, will be subject to the claims of the Company's general creditors in the event of the Company's inability to pay its debts as they become due or in the event that the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. To the extent that benefits are paid by the trust, the Company shall have no further obligation to pay such benefits.

              2.7 Deferral Elections. A Participating Director may elect by written notice delivered to the Company within 60 days after the effective date of the Plan to be credited with Elected Deferred Benefits as provided in Section 2.1 with respect to fees earned in the portion of the calendar year following the delivery of such notice to the Company. For each calendar year

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          thereafter, a Participating Director may elect by a written election filed with the Company before the beginning of such calendar year to be credited with Elected Deferred Benefits as provided in Section 2.1 for such calendar year. Notwithstanding the foregoing, a person who becomes a Participating Director in a calendar year may elect by a written notice delivered to the Company within 60 days after becoming a Participating Director to be credited with Elected Deferred Benefits as provided in Section
          2.1 with respect to fees earned in the portion of such calendar year following the delivery of such notice to the Company.


                                      Section 3

                                  General Provisions

              3.1 Plan Administration. The Plan shall be administered by the Board of Directors. The Board shall have such powers as may be necessary to construe and interpret the Plan, determine the eligibility of directors and to otherwise discharge its duties hereunder, including but not limited to the power to delegate the responsibility for the administration of the Plan to employees of the Company or to third parties.

              3.2 Rights to Retention. Establishment of the Plan shall not be construed to give a Participating Director the right to be retained on the Board of Directors or to any benefits not specifically provided by the Plan.

              3.3 Interests Not Transferable. Except as to withholding of any tax required under the laws of the United States or any state or locality and except with respect to designation of a beneficiary to receive benefits in the event of the death of a Participating Director, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind until otherwise payable under the Plan. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Company, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or his spouse, children or other


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          dependents, or any of them, in such manner as the Company may deem proper.

              3.4 Amendment and Termination. The Company intends the Plan to be permanent, but reserves the right at any time to modify, amend or terminate the Plan, provided, however, that benefits earned as provided herein shall constitute an irrevocable obligation of the Company.

              3.5 Controlling Law. The law of Illinois, except its law with respect to choice of law, shall be controlling in all manners relating to the Plan.

              3.6 Gender and Number. Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

               Executed this 14th day of January, 1994.


                                        CHICAGO AND NORTH WESTERN
                                        HOLDINGS CORP.


                                        By:  /s/ Robert Schmiege

                                        Its: Chairman, President and
                                             Chief Executive Officer

          ATTEST:


          /s/ Robin Bourne-Caris




















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